SECURITIES PURCHASE AGREEMENT

                  Securities Purchase Agreement dated January 16, 2001 (this "AGREEMENT") by and between The Auxer Group, Inc., a Delaware corporation, with principal executive offices located at 12 Andrews Drive, West Paterson, New Jersey 07424 (the "COMPANY"), and __________________ (the "BUYER").

                  WHEREAS, prior to the closing of the transactions contemplated hereby the Company required an infusion of funds for working capital purposes;

                  WHEREAS, the Buyer made a bridge loan ("BRIDGE LOAN") to the Company;

                  WHEREAS, the Buyer is willing to surrender its promissory note ("BRIDGE LOAN NOTE") evidencing its Bridge Loan in exchange for an 8% Convertible Debenture of the Company, in the form attached hereto as EXHIBIT A (the "DEBENTURE"), in the principal amount of ________ Dollars ($________), on the terms and conditions set forth in this Agreement;

                  WHEREAS, upon the terms and subject to the conditions set forth therein, the Debenture is convertible into shares of the Company's common stock, par value $0.001 per share ("COMMON STOCK");

                  WHEREAS, the Company desires to issue and sell the Debenture to the Buyer, on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  I.       PURCHASE AND SALE OF THE DEBENTURE

                  Concurrently with the execution and delivery of this Agreement by each of the Company and the Buyer, (i) the Company shall (A) execute and deliver the Debenture in the aggregate principal amount set forth in the third WHEREAS clause of this Agreement to the Buyer; (B) deliver an officers' certificate dated the date of this Agreement certifying to the Buyer that the
(1) resolutions attached thereto relating to the transactions contemplated by the Documents (as such term is hereinafter defined) have been duly approved and adopted by the Company's board of directors, (2) Certificate of Incorporation of the Company attached thereto is a true and complete copy and in full force and effect on the date of this Agreement and (3) By-Laws of the Company attached thereto is a true and complete copy and in full force and effect on the date of this Agreement and (C) deliver an opinion of its counsel addressed to the Buyer opining as to the matters set forth on ANNEX A attached hereto; (ii) the Buyer shall surrender its Bridge Loan Note to the Company and (iii) the Company and the Buyer shall execute and deliver the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") in the form attached hereto as EXHIBIT B providing for the registration by the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of the Common Stock, if any, issuable in payment of interest on the Debenture (the "INTEREST SHARES") and the Common Stock issuable upon conversion of the Debenture (the "CONVERSION SHARES" and collectively with the Debenture and the Interest Shares, the "SECURITIES").

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                 II. REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer represents and warrants to and covenants and agrees with the Company as follows:

     A. It is purchasing the Securities for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

     B. It is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in and (iv) able to afford the loss of its investment in the Securities.

     C. It understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and the Buyer's compliance with, the Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of the Buyer to purchase the Securities.

     D. It understands that the Securities have not been approved or disapproved by the Commission or any state securities commission.

     E. This Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding agreement of it enforceable against it in accordance with terms of this Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

                III. THE COMPANY'S REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Buyer that:

     A. CAPITALIZATION.

     1. The authorized capital stock of the Company consists of (i) One Billion (1,000,000,000) shares of Common Stock, of which One Hundred Three Million Six Hundred Thirty-Seven Thousand and Thirty (103,637,030) shares are issued and outstanding as of the date hereof and (ii) Twenty-Five Million (25,000,000) shares of preferred stock, par value $0.001 per share ("PREFERRED STOCK"), of which Two Million Seven Hundred Fifty Thousand (2,750,000) shares are issued and outstanding as of the date hereof. All of the aforesaid issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the Company has outstanding options to purchase Five Million (5,000,000) shares of Common Stock, warrants to purchase Two Hundred Thousand

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(200,000) shares of Common Stock and no other securities or agreements entitling the holders thereof to purchase or convert into shares of Common Stock. The exercise price and expiry date for each such outstanding option and warrant is accurately set forth on SCHEDULE III.A.1. As of the date hereof, the Company does not have outstanding any options, warrants or other securities or agreements entitling the holders thereof to purchase or convert into shares of Preferred Stock.

     2. Except as disclosed on SCHEDULE III.A.1., there are no preemptive, ----------------- subscription, "call," right of first refusal or other similar rights to acquire any capital stock of the Company or any of its Subsidiaries (as such term is hereinafter defined) or other voting securities of the Company that have been issued or granted to any person and no other obligations of the Company or any of its Subsidiaries to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock.

     3. SCHEDULE III.A.3. lists all the subsidiaries of the Company (the ----------------- "SUBSIDIARIES"). Except as disclosed on SCHEDULE III.A.3., the Company does not own or control, ----------------- directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

     4. The Conversion Shares and the Interest Shares have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of, or in lieu of cash dividends on, the Debenture will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

                   B. ORGANIZATION; REPORTING COMPANY STATUS.

     1. Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole or on the consummation of any of the transactions contemplated by this Agreement (a "MATERIAL ADVERSE EFFECT").

     2. The Company has registered the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Common Stock is traded on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. ("OTCBB") and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

     C. AUTHORIZATION. The Company (i) has duly and validly authorized and reserved for issuance a sufficient number of shares of Common Stock for the conversion of and the payment of interest (in lieu of cash payments) on the Debenture in full and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of the Debenture and the payment of

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interest (in lieu of cash payments) on the Debenture in full. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Conversion Shares and the Interest Shares upon the conversion of, and payment of interest on, the Debenture. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debenture in accordance with this Agreement and the Debenture is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 ET SEQ. (the "BANKRUPTCY CODE"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debenture. The Company agrees, without cost or expense to the Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362. SCHEDULE III.C. sets forth (i) all issuances and sales by the Company since December 31, 1999 of its capital stock and other securities convertible into or exercisable or exchangeable for capital stock of the Company, (ii) the amount of such securities sold, including the amount of any underlying shares of capital stock, (iii) the purchaser(s) thereof, (iv) the amount(s) paid therefor and (v) the material terms of all outstanding capital stock of the Company (other than the Common Stock).

     D. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into the Documents and to perform all of its obligations hereunder and thereunder (including, without limitation, the issuance, sale and delivery to the Buyer of the Securities). The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debenture and the reservation for issuance and issuance of the Conversion Shares and the Interest Shares) have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "DOCUMENTS" means (i) this Agreement; (ii) the Debenture and (iii) the Registration Rights Agreement.

     E. VALIDITY OF ISSUANCE OF THE SECURITIES. The Debenture has been duly and validly issued, and the Conversion Shares and the Interest Shares, if any, upon their issuance in accordance with the Debenture will be duly and validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag- along rights or other similar rights and will not subject the holder thereof to personal liability by reason of being such holder.

     F. NON-CONTRAVENTION. The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other

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transactions contemplated hereby and thereby do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as such term is hereinafter defined) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, in each case as amended to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any Law (as such term is hereinafter defined) applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets.

     G. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Securities as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

     H. COMMISSION FILINGS. The Company has properly filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since becoming subject to such Acts (the "COMMISSION FILINGS"). As of their respective dates,
(i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

     I. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date (as such term is hereinafter defined), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company and the Subsidiaries, except as set forth on SCHEDULE III.I.; there has not existed any condition having or reasonably likely to have a Material Adverse Effect and the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course.

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     J. FULL DISCLOSURE. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyer that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to performing its obligations pursuant to the Documents.

     K. ABSENCE OF LITIGATION. Except as set forth on SCHEDULE III.K., there are
(i) no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) no complaints, lawsuits, charges or other proceedings pending or, to the knowledge of the Company, threatened in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any applicable law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship and (iii) no judgments, decrees, injunctions or orders of any court or other governmental entity or arbitrator outstanding against the Company or any Subsidiary.

     L. ABSENCE OF EVENTS OF DEFAULT. No "EVENT OF DEFAULT" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

     M. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. The Company has delivered to the Buyer true and complete copies of the (i) audited balance sheet of the Company and the Subsidiaries as at December 31, 1999 and 1998, respectively, and the related audited statements of income, changes in stockholders' equity and cash flows for the two fiscal years ended December 31, 1999 including the related notes and schedules thereto and (ii) unaudited balance sheets of the Company and the Subsidiaries and the statements of income, changes in stockholders' equity and cash flows as at the end of and for each fiscal quarter ended since December 31, 1999 including the related notes and schedules thereto, all certified by the chief financial officer of the Company (collectively, the "FINANCIAL STATEMENTS"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 1999, is hereinafter referred to as the "BALANCE SHEET" and December 31, 1999 is hereinafter referred to as the "BALANCE SHEET DATE". The Company has no indebtedness, obligations or liabilities of any kind (whether acquired, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

     N. COMPLIANCE WITH LAWS; PERMITS. Each of the Company and its Subsidiaries is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively, "LAWS") applicable to it or to the conduct of its business. The Company possesses all material

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

permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business.

     O. RELATED PARTY TRANSACTIONS. Except as set forth on SCHEDULE III.O., neither the Company nor any of its officers, directors or "AFFILIATES" (as such term is defined in Rule 12b-2 under the Exchange Act) nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company or any of the Subsidiaries. Except as set forth on SCHEDULE III.O., neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a one percent (1%) equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is
(x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Subsidiary, (y) engaged in a business related to the business of the Company or any Subsidiary or (z) a participant in any transaction to which the Company or any Subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any Subsidiary.

     P. INSURANCE. Each of the Company and the Subsidiaries maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards and the Company's historical claims experience. None of the Company or the Subsidiaries has received notice from, and none of them has knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or any Subsidiary) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

     Q. SECURITIES LAW MATTERS. Assuming the accuracy of the representations and warranties of the Buyer contained in this Agreement, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold any security similar to the Debenture or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock or any such other securities) within the one-year period next preceding the date hereof, except as disclosed on SCHEDULE III.Q., and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to the Buyer of the Securities as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Securities as contemplated by this Agreement or any other agreement to which the Company is a party.

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     R. ENVIRONMENTAL MATTERS.

     With respect to environmental matters:

     1. The Company, the Subsidiaries and their respective operations are in compliance with all applicable Environmental Laws (as such term is hereinafter defined) and all permits (including terms, conditions and limitations therein) issued pursuant to Environmental Laws or otherwise;

     2. Each of the Company and the Subsidiaries has all permits, licenses, waivers, exceptions, and exemptions required under all applicable Environmental Laws necessary to operate its business;

     3. None of the Company or the Subsidiaries is the subject of any outstanding written order of or agreement with any governmental authority or person respecting (i) Environmental Laws or permits, (ii) Remedial Action (as such term is hereinafter defined) or (iii) any Release (as such term is hereinafter defined) or threatened Release of Hazardous Materials (as such term is hereinafter defined);

     4. None of the Company or the Subsidiaries has received any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

     5. None of the Company or the Subsidiaries has any liability, contingent or otherwise, in connection with any presence, treatment, storage, disposal or Release of any Hazardous Materials whether on property owned or operated by the Company or any Subsidiary or property of third parties, and none of the Company or the Subsidiaries has transported, or arranged for transportation of, any Hazardous Materials for treatment or disposal on any property;

     6. There are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any Subsidiary pending or threatened which could lead to the imposition of any case or liability pursuant to any Environmental Law;

     7. There is not located at any of the properties owned or operated by the Company or any Subsidiary any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls;

     8. Each of the Company and the Subsidiaries has provided to the Buyer all environmentally related assessments, audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties or activities of the Company and such Subsidiaries;

     9. There are no liens arising under or pursuant to any Environmental Law on any real property owned, operated, or leased by the Company or any Subsidiary, and no action of any governmental authority has been taken or, to the knowledge of the Company, is in process of being taken which could subject any of such properties to such liens, and none of the Company or

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the Subsidiaries has been or is expected to be required to place any notice or restriction relating to the presence of Hazardous Material at any real property owned, operated, or leased by it in any deed to such property;

     10. Neither the Company nor any of the Subsidiaries owns, operates, or leases any hazardous waste generation, treatment, storage, or disposal facility, as such terms are used pursuant to RCRA (as such term is hereinafter defined) and related or analogous state, local or foreign law. None of the properties owned, operated or leased by the Company, any of the Subsidiaries or any predecessor thereof are now, or were in the past, used in any part as a dump, landfill, or disposal site, and neither the Company, any of the Subsidiaries nor any predecessor of any of them has filled any wetlands;

     11. The purchase that is the subject of this Agreement will not require any governmental approvals under Environmental Laws, including those that are triggered by sales or transfers of businesses or real property, including, as examples and without limitation, the New Jersey Industrial Site Recovery Act, N.J. Stat. 13:1K-7 ET SEQ., and the Connecticut Transfer of -- ---- Establishments Act, Conn. Gen. Stat.ss.22a-134 ET SEQ.; -- ----

     12. There is no currently existing requirement or requirement to be imposed in the future by any Environmental Law or Environmental Permit which could result in the incurrence of a cost that could be reasonably expected to have a Material Adverse Effect and

     13. Each of the Company and each of the Subsidiaries has disclosed to the Buyer all other acts or conditions that could result in any costs or liabilities under Environmental Laws.

     For purposes of this Section III.R.:

     "ENVIRONMENTAL LAW" means any foreign, federal, state or local statute, regulation, ordinance, or common law as now or hereafter in effect in any way relating to the protection of human health, safety or welfare, or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act ("RCRA"), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Occupational Safety and Health Act, and the regulations promulgated pursuant to any of them;

     "HAZARDOUS MATERIAL" means any substance that is listed, classified or regulated pursuant to any Environmental Law, including petroleum, gasoline, and any other petroleum product, by-product, fraction or derivative, asbestos or asbestos-containing material, lead-containing paint, water or plumbing, polychlorinated biphenyls, radioactive materials and radon;

     "RELEASE" means any placement, release, spill, filtration, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration, or leaching to, through, or under the indoor or outdoor environment, or into, through, under, or out of any property and

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     "REMEDIAL ACTION" means any action to (x) clean up, remove, remediate, treat or in any other way address any Hazardous Material; (y) prevent or contain the Release of any Hazardous Material or (z) perform studies and investigations or post-remedial monitoring and care in relation to clause (x) or (y) above.

     S. LABOR MATTERS. Neither the Company nor any of the Subsidiaries is party to any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements which pertain to any employees of the Company or any Subsidiary. No employees of the Company or any of the Subsidiaries are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or any Subsidiary pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company or any of the Subsidiaries. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of the Subsidiaries.

     T. ERISA MATTERS. All Plans (as such term is hereinafter defined) maintained by the Company or any of its Subsidiaries and ERISA Affiliates (as such term is hereinafter defined) are listed in SCHEDULE III.T. and copies of all documentation relating to such Plans (including, but not limited to, copies of written Plans, written descriptions of oral Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications and IRS (as such term is hereinafter defined) determination letters) have been delivered to or made available for review by the Buyer. Each Plan has at all times been maintained and administered in all material respects in accordance with its terms and the requirements of applicable law, including ERISA (as such term is hereinafter defined) and the Code (as such term is hereinafter defined), and each Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such Plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code. The Company and each of its Subsidiaries and ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. No Reportable Event (as such term is hereinafter defined) has occurred, been waived or exists as to which the Company or any of its Subsidiaries and ERISA Affiliates was required to file a report with the PBGC, and the present value of all liabilities under each Pension Plan (as such term is hereinafter defined) (based on those assumptions used to fund such Pension Plans) listed in SCHEDULE III.T. did not, as of the most recent annual valuation date applicable thereto, exceed the value of the assets of such Pension Plan. None of the Company, its Subsidiaries and ERISA Affiliates has incurred, or reasonably expects to incur, any Withdrawal Liability (as such term is hereinafter defined) with respect to any Multi-employer Plan (as such term is hereinafter defined) that could result in a Material Adverse Effect. None of the Company, its Subsidiaries and ERISA Affiliates has received any notification that any Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multi-employer Plan is reasonably expected to be in reorganization or termination where such reorganization or termination has resulted or could reasonably be expected to result in increases to the contributions required to be made to such Multi- employer Plan or otherwise. No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any of its Subsidiaries under Title IV of ERISA to any party with respect to any Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate. Neither the Company nor any of its Subsidiaries and ERISA Affiliates has incurred any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA. No suit, action or other litigation or any other claim which could reasonably be expected to result in a material liability or expense to the Company or any of its Subsidiaries or ERISA Affiliates (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought or, to the knowledge of the Company, threatened against or with respect to any Plan and there are no facts or circumstances known to the Company or any of its Subsidiaries or ERISA Affiliates that could reasonably be expected to give rise to any such suit, action or other litigation. All contributions to Plans that were required to be made under such Plans have been made, and all benefits accrued under any unfunded Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Plans are as disclosed in SCHEDULE III.T., and the Company, its Subsidiaries and ERISA Affiliates have each performed all material obligations required to be performed under all Plans. The execution, delivery and performance of this Agreement and the other Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "PROHIBITED TRANSACTION" within the meaning of ERISA or the Code with respect to any Plan.

     As used in this Agreement:

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, together with the regulations thereunder, as the same may be amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that was, is or hereafter may become, a member of a group of which the Company is a member and which is treated as a single employer under section 414 of the Code.

     "MULTI-EMPLOYER PLAN" means a multi-employer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PENSION PLAN" means any pension plan (other than a Multi-employer Plan) subject to the provision of Title IV of ERISA or Section 412 of the Code that is maintained for employees of the Company or any of its Subsidiaries, or any ERISA Affiliate.

     "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights,

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                                       10
phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "EMPLOYEE BENEFIT PLAN" within the meaning of Section 3(3) of ERISA, including any Pension Plan.

     "REPORTABLE EVENT" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan.

     "WITHDRAWAL LIABILITY" means liability to a Multi-employer Plan as a result of a complete or partial withdrawal from such Multi-employer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     U. TAX MATTERS.

     1. The Company has filed all material Tax Returns (as such term is hereinafter defined) which it is required to file under applicable Laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes (as such term is hereinafter defined) due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since the Balance Sheet Date, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

     2. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by such jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (i) has not executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law or (ii) has not agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its Subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

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                                       11

     3. The Company has not made an election under Section 341(f) of the Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (i) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract or indemnity or (iv) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments and is not a party to any agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

     As used in this Agreement:

     "IRS" means the United States Internal Revenue Service.

     "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

     "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

     V. PROPERTY. Except as set forth on SCHEDULE III.V., each of the Company and the Subsidiaries has good and marketable title to all of its assets and properties material to the conduct of its business, free and clear of any liens, pledges, security interests, claims, encumbrances or other restrictions of any kind (collectively, "LIENS"). With respect to any assets or properties it leases, each of the Company and its Subsidiaries holds a valid and subsisting leasehold interest therein, free and clear of any Liens, is in compliance, in all material respects, within the terms of the applicable lease, and enjoys peaceful and undisturbed possession under such lease. All of the assets and properties of the Company and its Subsidiaries that are material to the conduct of business as presently conducted or as proposed to be conducted by it are in good operating condition and repair. The inventory of each of the Company and its Subsidiaries is in good and marketable condition, does not include any material quantity of items which are obsolete, damaged or slow moving, and is salable (or may be leased) in the normal course of business as currently conducted by it.

     W. INTELLECTUAL PROPERTY. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted including, but not limited to, those described on SCHEDULE III.W. Except as set forth on SCHEDULE III.W., the Company has all right, title and interest in all of the Intangibles, free and clear of any and all Liens. The Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed on SCHEDULE III.W., (i) no claims have been asserted by any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity (collectively, a "PERSON") contesting the validity, enforceability, use or ownership of

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                                       12
any Intangibles, and the Company has no knowledge of any basis for such claim and (ii) neither the Company nor the Subsidiaries has any knowledge of infringement or misappropriation of the Intangibles by any third party.

     X. CONTRACTS. All contracts, agreements, notes, instruments, franchises, leases, licenses, commitments, arrangements or understandings, written or oral (collectively, "CONTRACTS") which are material to the business and operations of the Company and the Subsidiaries are in full force and effect and constitute legal, valid and binding obligations of the Company and the Subsidiaries and, to the best knowledge of the Company, the other parties thereto; the Company and the Subsidiaries and, to the best knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by them under the Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof, on the part of the Company and the Subsidiaries or, to the best knowledge of the Company, any other party thereto; none of the Contracts is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

     Y. REGISTRATION RIGHTS. Except as set forth on SCHEDULE III.Y., no Person has --------------- any demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

     Z. INTEREST. The timely payment of interest on the Debenture is not prohibited by the Certificate of Incorporation or By-Laws of the Company, in each case as amended to the date of this Agreement, or any agreement, Contract, document or other undertaking to which the Company or any of the Subsidiaries is a party.

     AA. INVESTMENT COMPANY ACT. Neither the Company nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), nor is the Company nor any of the Subsidiaries directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act.

     BB. BUSINESS PLAN. Any business information of the Company previously submitted to the Buyer in any form, including the projections contained therein, was prepared by the senior management of the Company in good faith and is based on assumptions that the Company believes are reasonable. The Company is not aware of any fact or condition that could reasonably be expected to result in the Company not achieving the results described therein.

     CC. YEAR 2000 COMPLIANCE. The Company has reviewed its products, business and operations that could be adversely affected by the risk that computer applications used by the Company and the Subsidiaries may be unable to recognize, and properly perform date-sensitive functions involving, dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Company believes its internal information and business systems will be able to perform properly date-sensitive functions for all dates before and after January 1, 2000. In addition, the Company has surveyed those vendors, suppliers and other third parties (collectively, the "OUTSIDE PARTIES") with

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                                       13
which the Company or any of the Subsidiaries do business and whose failure to adequately address the Year 2000 Problem could reasonably be expected to adversely affect the business and operations of the Company or any of the Subsidiaries. Based upon the aforementioned internal review and surveys of the Outside Parties as of the date of this Agreement, the Year 2000 Problem has not resulted in, and is not reasonably expected to have, a Material Adverse Effect.

     DD. INTERNAL CONTROLS AND PROCEDURES. The Company maintains accurate books and records and internal accounting controls that provide reasonable assurance that (i) all transactions to which the Company or each of the Subsidiaries is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's and the Subsidiaries' assets is compared with existing assets at regular intervals;
(iii) access to the Company's and the Subsidiaries' assets is permitted only in accordance with management's authorization and (iv) all transactions to which any of the Company and the Subsidiaries is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

     EE. PAYMENTS AND CONTRIBUTIONS. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or, to their respective knowledge, other employees has (i) used any company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

     FF. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to the Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     GG. FINDER'S FEE. There is no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which the Buyer is liable or responsible.

     IV. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

     A. RESTRICTIVE LEGEND. Upon issuance pursuant to this Agreement, the Securities shall have endorsed thereon a legend in substantially the following form (and a stop- transfer order may be placed against transfer of the Interest Shares, if any, and Conversion Shares until such legend has been removed):

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
                ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION

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                                       14

                  REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

     B. FILINGS. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Buyer as required by all applicable Laws, and shall provide a copy thereof to the Buyer promptly after such filing.

     C. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     D. LISTING. Except to the extent the Company lists its Common Stock on The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market, the Company shall use its best efforts to maintain its listing of the Common Stock on OTCBB. If the Common Stock is delisted from OTCBB, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

     E. RESERVED CONVERSION SHARES. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of, and the payment of interest on, the Debenture.

     F. INFORMATION. The Company hereby acknowledges and agrees that the Buyer shall not be provided with, nor be given access to, any material non-public information relating to the Company or any of the Subsidiaries.

     G. EXEMPTION FROM INVESTMENT COMPANY ACT. The Company shall conduct its business, and shall cause the Subsidiaries to conduct their businesses, in such a manner that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of the Investment Company Act.

     H. ACCOUNTING AND RESERVES. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with GAAP applied on consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

     I. TRANSACTIONS WITH AFFILIATES. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction or agreement with any

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                                       15
stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a nonaffiliated person. A "DISINTERESTED DIRECTOR" shall mean a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

     J. ISSUANCES OF CONVERTIBLE SECURITIES. So long as the Debenture remains outstanding, the Company shall not issue any convertible preferred stock or additional convertible debt securities, in each case, convertible into any Common Stock at a floating, variable or otherwise adjustable or resetable conversion price, without the prior written consent of Perrin, Holden & Davenport Capital Corp. ("PHD").

     K. CERTAIN RESTRICTIONS. So long as the Debenture remains outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or any Subsidiary) for any consideration by the Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock.

     L. TRANSFER AGENT. If requested by the Buyer or PHD following the occurrence of an Event of Default (as such term is defined in the Debenture), the Company shall replace the then transfer agent for the Common Stock with a transfer agent designated by the Buyer or PHD, as the case may be.

     V. TRANSFER AGENT INSTRUCTIONS

     A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V, the Registration Rights Agreement and customary stop transfer instructions prior to the registration and sale of shares of Common Stock pursuant to an effective Securities Act registration statement shall be given to its transfer agent for the Common Stock and that the Interest Shares, if any, and Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Article V shall affect in any way the Buyer's obligations and agreements to comply with all applicable securities laws upon resale of such shares of Common Stock. If, at any time, the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by the Buyer of the Interest Shares, if any, and/or Conversion Shares is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such shares and promptly instruct the Company's transfer agent to issue one or more certificates for such shares without any restrictive legends endorsed thereon.

     B. The Buyer shall have the right to convert the Debenture by telecopying an executed and completed Conversion Notice (as such term is defined in the Debenture) to the

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                                       16

Company. Each date on which a Conversion Notice is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as such term is defined in the Debenture). The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of the Debenture (together with a new debenture, if any, representing the principal amount of the Debenture not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days after receipt by the Company of the Conversion Notice (the "DELIVERY DATE"). Within thirty (30) days after the Buyer delivers the Conversion Notice to the Company, Buyer shall deliver to the Company the Debenture being converted.

     C. The Company understands that a delay in the issuance of the Interest Shares, if any, and Conversion Shares beyond the applicable Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss (and not as a penalty), the Company agrees to pay to the Buyer for any late issuance of Common Stock in accordance with the following schedule (where "NO. BUSINESS DAYS" is defined as the number of business days beyond three (3) days from the applicable Delivery Date:

                                         COMPENSATION FOR EACH 50 SHARES OF
                                         COMMON STOCK ISSUABLE IN PAYMENT OF

                                          INTEREST ON OR CONVERSION OF THE

NO. BUSINESS DAYS                            DEBENTURE NOT ISSUED TIMELY
         1                                         $ 2.50
         2                                           5.00
         3                                           7.50
         4                                          10.00
         5                                          12.50
         6                                          15.00
         7                                          17.50
         8                                          20.00
         9                                          22.50
         10                                         25.00
         more than 10         $25.00 + $10.00 for each business day late
                              beyond 10 days

The Company shall pay to the Buyer the compensation described above by the transfer of immediately available funds upon the Buyer's demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock. In addition to any other remedies which may be available to the Buyer, in the event the Company fails for any reason to deliver such shares of Common Stock within three (3) business days after the applicable

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                                       17

Delivery Date, the Buyer shall be entitled to rescind the relevant Conversion Notice by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective original positions immediately prior to delivery of such Conversion Notice on delivery.

     VI. SURVIVAL; INDEMNIFICATION

     A. The representations, warranties and covenants made by each of the Company and the Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the date of this Agreement.

     B. The Company hereby agrees to indemnify and hold harmless the Buyer and its affiliates and their respective officers, directors, partners and members (collectively, the "INVESTOR INDEMNITEES") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "LOSSES") and agrees to reimburse the Investor Indemnitees for all out of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

     2. any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents;

     3. the offer, sale and issuance of the Securities, the conversion of the Debenture, the consummation of the transactions contemplated by this Agreement and the other Documents, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the other Documents or any claim, litigation, investigation, proceeding or governmental action relating to any of the foregoing, whether or not the Buyer is a party thereto or

     4. resales of the Securities in the manner and as contemplated by this Agreement.

     C. The Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "COMPANY

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                                       18

INDEMNITEES") from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

     1. any misrepresentation, omission of fact or breach of the Buyer's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Buyer pursuant to this Agreement or the other Documents or

     2. any failure by the Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Buyer pursuant to this Agreement or the other Documents.

     D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article VI (an "INDEMNIFIED PARTY") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "CLAIM"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Article VI is being sought (the "INDEMNIFYING PARTY") of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

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                                       19

     E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

     VII. GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

     VIII. SUBMISSION TO JURISDICTION

     Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and the other Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Article XIV. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     IX. WAIVER OF JURY TRIAL

     TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (I) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

     X. COUNTERPARTS; EXECUTION

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and

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                                       20
the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

     XI. HEADINGS

     The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     XII. SEVERABILITY

     In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     XIII. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND

     WAIVERS

     This Agreement and the other Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     XIV. NOTICES

     Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

     A. if to the Company, to:

                           The Auxer Group, Inc.
                           12 Andrews Drive
                           West Paterson, New Jersey 07424
                           Attention:       Ronald M. Shaver
                           Telecopier:      973.890.9877
                           Telephone:       973.890.4925


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                                       21
                           with a copy to:

                           Anslow & Jaclin, LLP
                           4400 Route 9 South
                           Freehold, New Jersey 07728
                           Attention:       Richard I. Anslow
                           Telecopier:      732.577.1188
                           Telephone:       732.409.1212

     B. if to the Buyer, to:

                           c/o Perrin, Holden & Davenport Capital Corp.
                           Mezzanine Level
                           5 Hanover Square
                           New York, New York 10004
                           Attention:       Nelson Braff
                           Telecopier:      212.269.3087
                           Telephone:       212.566.5100

     with a copy to:

                           Herrick, Feinstein LLP
                           2 Park Avenue
                           New York, New York 10016
                           Attention:       Irwin A. Kishner
                           Telecopier:      212.592.1500
                           Telephone:       212.592.1435

The Company or the Buyer may change the foregoing address by notice given pursuant to this Article XIV.

     XV. CONFIDENTIALITY

     Each of the Company and the Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; PROVIDED, HOWEVER, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

     [REMAINDER OF PAGE INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]

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                                       22

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement or duly caused this Agreement to be executed and delivered on the date first above written.

     THE AUXER GROUP, INC.

     By:                       Name: Title:
         ---------------------

     By:
         ---------------------

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                                       23

                                    EXHIBIT A

                                    DEBENTURE

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                                                       -24-

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

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                                                       -25-

                                SCHEDULE III.A.1.

                   EXERCISE, CONVERSION OR SUBSCRIPTION PRICES
              OF OPTIONS, WARRANTS, OTHER SECURITIES AND AGREEMENTS

    TYPE OF SECURITY            EXERCISE, CONVERSION OR               NUMBER OF SHARES OF               EXPIRY
      OR AGREEMENT             SUBSCRIPTION PRICE ($U.S.)                COMMON STOCK                    DATE
      ------------             --------------------------                ------------                    ----
         Option                          $0.05                              100,000                    05.01.05
         Option                          $0.05                              100,000                    05.01.05
         Option                          $0.05                              100,000                    05.01.05
         Option                          $0.05                              500,000                    05.01.05
         Option                          $0.05                              100,000                    05.01.05
         Option                          $0.05                              500,000                    05.15.05
         Option                          $0.05                               25,000                    05.15.05
         Option                          $0.05                               10,000                    05.15.05
         Option                          $0.05                              565,000                    05.15.05
         Option                          $0.10                             2,000,000                   05.23.02
         Option                          $0.50                              500,000                    08.07.02
         Option                          $1.00                              500,000                    08.07.02
         Warrant                         $0.047                             200,000                    12.08.10

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                                                       -26-

                                SCHEDULE III.A.3.

                                  SUBSIDIARIES

NAME                                          TYPE OF ENTITY
----                                          --------------
Harvey-Westbury Corporation                   New York corporation
Hardyston Distributors, Inc.                  Nevada corporation
CT Industries, Inc.                           New Jersey corporation
Universal Filtration Industries, Inc.         New York corporation
Auxer Telecom Inc.                            Delaware corporation
Clifton Telecard Inc.                         Delaware corporation

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                                                       -27-

                                 SCHEDULE III.C.

                        ISSUANCES AND SALES OF SECURITIES
                             SINCE DECEMBER 31, 1999

                                    NUMBER OF                         PER SHARE                      TYPE OF
        DATE                 SHARES OF COMMON STOCK              SALES PRICE ($U.S.)                OFFERING
        ----                 ----------------------              -------------------                --------
      01.24.00                      2,000,000                           $0.03                      Reg. D (CO)
      01.26.00                      1,666,666                           $0.03                      Reg. D (CO)
      01.28.00                      4,600,000                           $0.03                      Reg. D (CO)
      03.01.00                       300,000                           $0.0585                  Section 4(2) (NJ)
      03.17.00                       209,091                           $0.0550                  Section 4(2) (NJ)
      03.17.00                       209,091                           $0.0550                  Section 4(2) (NJ)
      03.21.00                      1,125,000                          $0.0550                  Section 4(2) (NJ)
      03.24.00                       500,000                           $0.0500                  Section 4(2) (NJ)
      05.11.00                      2,250,000                          $0.0763                    Form S-8 (KY)
      05.24.00                      4,615,385                          $0.0325                    Form S-8 (NV)
      06.06.00                      1,000,000                          $0.0763                    Form S-8 (FL)
      06.13.00                      1,000,000                          $0.0763                    Form S-8 (CA)
      06.13.00                       200,000                           $0.0763                    Form S-8 (NJ)
      06.19.00                      2,500,000                          $0.0400                    Form S-8 (CA)
      07.24.00                       400,000                           $0.0500                  Section 4(2) (NJ)
      08.04.00                      8,750,000                          $0.0428                    Form S-8 (NV)
      08.04.00                      8,750,000                          $0.0428                    Form S-8 (NV)
      09.05.00                      1,000,000                          $0.1020                  Section 4(2) (OH)
      09.18.00                       600,000                           $0.1000                  Section 4(2) (NY)
      09.18.00                      1,000,000                          $0.0810                  Section 4(2) (NJ)
      09.18.00                      1,000,000                          $0.0810                  Section 4(2) (NJ)
      09.21.00                        500,000                          $0.1000                    Form S-8 (CA)
      12.08.00                      2,125,000                            N/A                      Reg. D. (NY)
      12.18.00                       600,000                             N/A                      Reg. D. (NY)

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                                                       -28-

                                 SCHEDULE III.I.

                           ABSENCE OF CERTAIN CHANGES

The Company incorporated the following two (2) wholly-owned subsidiaries:
Clifton Telecard Inc., a Delaware corporation and wholesale distributor of prepaid phone cards, and Auxer Telecom Inc., a Delaware corporation which provides telecommunication services from telecommunications carriers to the telecommunications industry.

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                                                       -29-

                                 SCHEDULE III.K.

                                   LITIGATION

                   Set forth below is a summary of outstanding litigation as of December 5, 2000:

Ross & Craig Solicitors v. Auxer Industries, Inc. - Superior Court of New Jersey, Law Division, Passaic County - Index No. L1598-98. This is a case brought by an English partnership against the Company. Ross & Craig Solicitors is requesting the sum of $46,666.23 plus interest accruing from 1997 for work, labor and services rendered. This case should have been commenced in England against one of the Company's subsidiary or affiliate corporations and perhaps against certain management of the Company individually. To date, there has been a complaint served and an answer filed. The Company has a pending motion to extend discovery. The Company plans to contest the case vigorously. To date, the Company cannot estimate the likelihood of success of the defense because discovery has not yet begun.

The Company is not currently aware of any other pending, past or present litigation that would be considered to have a material effect on the Company. The Company considers that any litigation under ten percent (10%) of its net assets is not material. There are no known bankruptcy or receivership issues outstanding and the Company has no known securities law violations. Additionally, the Company has no known legal proceedings in which certain corporate insiders or affiliates of the Company are in a position that is adverse to the Company.

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                                                       -30-

                                 SCHEDULE III.O.

                           RELATED PARTY TRANSACTIONS

         As of September 30, 2000, loans in the aggregate amount of $75,732 were outstanding to officers of the Company.

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                                                       -31-

                                 SCHEDULE III.Q.

                             SECURITIES LAW MATTERS

     The offerings not registered under the Securities Act set forth on Schedule III.C. hereto are hereby incorporated herein by reference. The information set forth on Schedule III.A.1. hereto is hereby incorporated herein by reference.

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                                                       -32-

                                 SCHEDULE III.T.

                                  ERISA MATTERS

         As more fully described in the Commission Filings, the Company currently has two stock option plans.

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                                                       -33-

                                 SCHEDULE III.V.

                                    PROPERTY

         On July 11, 2000, Harvey-Westbury Corporation completed a security agreement with Merchant Financial Corp. Under the terms of the agreement, the accounts receivable and inventory bought and sold under Harvey-Westbury Corporation is secured against an existing credit line with Merchant Financial Corporation.

         On August 10, 2000, Auxer Telecom Inc. completed a contract for the sale of goods with Chasin of Long Beach, Inc., d/b/a Colbie Pacific Capital. As part of the agreement, Auxer Telecom Inc. granted a purchase money security interest to Colbie Pacific Capital for the Magellan Telephone Switching equipment described as: CDR format DBF, fraud detection, software version 4.33, two M4000 LNX driven NT based platforms (64 ports each), redundant CPUs and power supplies, and all proceeds and products of, and additions and accessions to, any and all of the foregoing.

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                                                       -34-

                                 SCHEDULE III.W.

                              INTELLECTUAL PROPERTY

                     Easy Test(R) Registration Number 942648

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                                                       -35-

                                 SCHEDULE III.Y.

                               REGISTRATION RIGHTS

         The Company is a party to registration rights agreements dated either December 8, 2000 or December 18, 2000 covering 2,725,000 shares of Common Stock in the aggregate.

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                                                       -36-

                                     ANNEX A

                                 FORM OF OPINION

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties or conducts business, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Commission Filings.

         2. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such Subsidiary owns or leases properties or conducts business, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and has all requisite corporate power and authority to own its properties and conduct its business as described in the Commission Filings.

         3. The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Common Stock and (ii) 25,000,000 shares of Preferred Stock.

         4. When delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Documents, the Debenture will be duly authorized and validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

         5. The Company has the requisite corporate power and authority to enter into the Documents and to sell and deliver the Securities as described in the Documents; each of the Documents has been duly and validly authorized by all necessary corporate action by the Company; each of the Documents has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally.

         6. Except as set forth on the Schedules to the Securities Purchase Agreement, the execution and delivery by the Company of the Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated thereby do not, and compliance with the provisions of the Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company, in each case as amended to the date of the Securities Purchase Agreement, or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit to the best of our

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                                                       -37-
knowledge known to us and applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any Law applicable to, or, to the best of our knowledge, any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets. To the best of our knowledge, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance by the Company of the Documents or the consummation by the Company of the transactions contemplated thereby.

         7. Based on the representations of the Buyer contained in the Securities Purchase Agreement, the offer and sale of the Securities are exempt from the registration requirements of the Securities Act.

         8. The shares of Common Stock underlying the Debenture upon issuance will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

         9. To the best of our knowledge, other than as described in the Commission Filings, there are no outstanding options, warrants or other securities exercisable or convertible into Common Stock of the Company.

         10. There is no action, suit, claim, inquiry or investigation pending or, to the best of our knowledge, threatened by or before any court or public or governmental authority which, if determined adversely to the Company, would have a Material Adverse Effect.

         11. Neither the Company nor any of its Subsidiaries is, or will be after the consummation of the transactions contemplated by the Securities Purchase Agreement and the other Documents and the use of the proceeds from the sale of the Securities, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

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                                                       -38-